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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JUNE 6, 2002

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                             RELIANT RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                      1-16455                   76-0655566
(State or other jurisdiction   (Commission File Number)       (IRS Employer
    of incorporation)                                       Identification No.)


              1111 LOUISIANA
              HOUSTON, TEXAS                           77002
 (Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code: (713) 207-3000

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ITEM 5. OTHER EVENTS.

     On June 6, 2002, the Board of Directors of Reliant Resources, Inc. (RRI) adopted resolutions electing John T. Cater and Robert J. Cruikshank as Directors of RRI.

     John T. Cater, age 66, is primarily engaged in managing his personal investments in Houston, Texas. Prior to his retirement in 2000, he was Chairman of Compass Bank - Houston, Texas. He previously served as President of Compass Bank - Houston, Texas, as Chairman and a director of River Oaks Trust Company, and as President, Chief Operating Officer and a director of MCorp, a Texas bank holding company. Mr. Cater is also a director of Reliant Energy, Incorporated
(REI), a diversified international energy services and energy delivery company that owns approximately 83% of RRI's outstanding common stock.

     Robert J. Cruikshank, age 71, is primarily engaged in managing his personal investments in Houston, Texas. Prior to his retirement in 1993, he was a Senior Partner in the accounting firm of Deloitte & Touche LLP. Mr. Cruikshank serves as a director of Kaiser Aluminum Corporation, MAXXAM Inc., Texas Biotechnology Corporation and Weingarten Realty Investors, and as an advisory director of Compass Bank - Houston. Mr. Cruikshank is also a director of REI.

     RRI anticipates that Mr. Cater and Mr. Cruikshank will resign from the RRI Board of Directors upon the distribution by REI to its shareholders of the shares of RRI common stock that it currently owns.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c) Exhibits.

        None.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    RELIANT RESOURCES, INC.




Date: June 7, 2002                  By: /s/ Hugh Rice Kelly
                                        -------------------------------------
                                        Hugh Rice Kelly
                                        Senior Vice President, General
                                        Counsel and Corporate Secretary


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